LIST OF SUBSIDIARIES


Subsidiary of ACG Holdings, Inc.:                      State of Incorporation:
---------------------------------                      -----------------------

American Color Graphics, Inc.                          New York

Subsidiaries of American Color Graphics, Inc.:
----------------------------------------------

Sullivan Marketing, Inc.                               Delaware
American Images of North America, Inc.                 New York
Sullivan Media Corporation                             Delaware